UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – June 30, 2008

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road, Stamford, CT	06905
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code –	203-975-3700

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our,” “Company,” and “MTM” refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

Item 1.01           Entry Into a Material Definitive Agreement

(1)           Employment Agreement – Steven Stringer

On June 30, 2008, the Company’s Compensation Committee approved an amendment to the employment agreement of Steven Stringer with respect to his salary and bonus, and recommended to the Board of Director’s his appointment as Chief Executive Officer. The Board will meet to review the recommendation later this month. The Compensation Committee approved (i) an annual salary of $400,000 effective July 1, 2008 and (ii) cash bonuses of up to $200,000 provided the Company achieves certain EBITDA targets in the current fiscal year.

(2)           Employment Agreement - J. W. Braukman

On June 30, 2008, the Company’s Compensation Committee approved an amendment to the employment agreement of J.W. Braukman with respect to his salary and bonus as Senior Vice-President and Chief Financial Officer of the Company. The Compensation Committee approved (i) an annual salary of $300,000 effective July 1, 2008 and (ii) cash bonuses of up $50,000 provided the Company achieves certain EBITDA targets in the current fiscal year.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 above is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC.
(Registrant)

Date: July 2, 2008	By:	/s/ J.W. Braukman III
J.W. Braukman III Senior Vice President and Chief Financial Officer